UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  2/25/2013

ALL AMERICAN PET COMPANY, INC.

(Exact name of registrant as specified in its charter)

Commission File Number:  001-33300

Nevada	91-2186665
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

1100 Glendon Avenue, 17th Floor

Los Angeles, California 90024

(Address of principal executive offices, including zip code)

(310) 689-7355

(registrant’s telephone number, including area code)

1880 Century Park East, Suite 1402

Los Angeles, California 90067

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

As previously disclosed in its Form 8-K filed on March 12, 2012 (the "March Form 8-K"), registrant on March 6, 2012, executed a Convertible Revolving Grid Note (the “Revolving Grid Note”) for a principal sum of up to one million dollars ($1,000,000) with the Founders of the registrant, Lisa Bershan and Barry Schwartz (the “Lenders”). Registrant currently owes no amounts under the Revolving Grid Note. On February 26, 2013 the Board of Directors of the registrant authorized and approved the following changes and amendments to the Revolving Grid Note:

1.	the interest rate of the Revolving Grid Note was reduced to a fixed rate equal to 6.5% per annum;
2.	the maturity date of the Revolving Grid Note was amended to be due and payable not later than 48 months from the original issue date of the Revolving Grid Note;
3.	the outstanding principal balance and accrued interest under the Revolving Grid Note may be converted into equity of the registrant at the Conversion Price on or before October 31, 2013;
4.	should the Holders elect to convert the outstanding principal balance and unpaid accrued interest that may at any time be owing to the Lenders, then any share certificates representing common stock received on such conversion or conversions shall be locked up and not subject to sale, transfer or hypothecation of any kind whatsoever until the earliest to occur of:

i.	24 months from the date or dates of any such conversion, or

ii.	the average closing price per share, as determined over a period of 30 trading days ending one trading day prior to the notice date of conversion, is not less than $0.035 per share, subject to adjustment for share dividends, forward splits of common stock or reverse splits of common stock, as may be appropriate, or

iii.	the sale of the registrant or substantially all of its business, or

iv.	merger of the registrant with another corporation where the current shareholders as a group do not own at least 51% of the resulting merged entity.

Capitalized terms not defined above shall have the meanings set forth in the Revolving Grid Note. Except for the changes noted above, the other terms and provisions of the Revolving Grid Note remain the same and reference is made to Convertible Revolving Credit Grid Note attached as an exhibit to the March 8-K, and incorporated herein by this reference, for all other terms and provisions thereof. This transaction is deemed a related party transaction pursuant to Item 404(a) of Regulation S-K on the basis that the Lenders also serve as the registrant's principal executive officers and Directors of the registrant.  Additionally, Mr. Schwartz and Ms. Bershan are husband and wife.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ALL AMERICAN PET COMPANY, INC.

By:	/s/ Barry Schwartz
Barry Schwartz, Chief Executive Officer

March 1, 2013